                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 26, 2001

                                 MATRITECH, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
               ---------------------------------------------------
                 (State or other jurisdiction of incorporation)

        1-12128                                          04-2985132
 ----------------------                       ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)

                    330 NEVADA STREET, NEWTON, MA         02160
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:

                                 (617) 928-0820
                                 --------------

ITEM 5.  OTHER EVENTS.
         ------------

         PRIVATE PLACEMENT. In December 2001, the Registrant completed two private placements for a total of 113,969 units, at a purchase price equal to $9.44 per Unit (the "Units"). Each Unit consists of (i) four (4) shares of the Corporation's common stock, par value $.01 per share (the "Common Stock") and
(ii) a warrant to purchase one (1) share of Common Stock. The Registrant received net proceeds of approximately $1,060,867.36 million after deducting the estimated expenses of the private placement.

         These securities were offered and sold only to "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

         In connection with this transaction, the Registrant agreed to file, within 90 days after the final closing on December 26, 2001, a registration statement with the Securities and Exchange Commission covering the resale from time to time of the 455,876 shares of Common Stock and 113,969 shares of Common Stock underlying the warrants issued in connection with this private placement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

         (c)      EXHIBITS
                  --------

         4.1      Form of Common Stock and Warrant Purchase Agreement

         4.2      Form of Warrant to Purchase Shares of Common Stock

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 31st day of December, 2001.

                                   MARITECH, INC.


                                   BY: /s/ Stephen D. Chubb
                                       --------------------------------------
                                       Stephen D. Chubb
                                       Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number                  Description
-------                 -----------
4.1                     Form of Common Stock and Warrant Purchase Agreement

4.2                     Form of Warrant to Purchase Shares of Common Stock